Exhibit 99.1

Callaway Golf Company Announces Increase in 2008 Earnings

CARLSBAD, Calif.--(BUSINESS WIRE)--January 27, 2009--Callaway Golf Company (NYSE:ELY) today announced its financial results for full year 2008. Highlights for the year include:

  Net sales of $1.117 billion, which was the second highest sales level in the Company’s history and only slightly less than the record sales of $1.125 billion in 2007.
  Gross profit was $486.8 million for 2008 (or 44% of net sales) compared to $493.2 million (or 44% of net sales) in 2007. Excluding the impact of the gross margin improvement charges, pro forma gross profit percentages for both 2008 and 2007 would have been 45%.
  Operating expenses for 2008 were $402.6 million (or 36% of net sales) compared to $403.0 million (or 36% of net sales) in 2007.
  Fully diluted pro forma earnings per share of $.94 (on 63.8 million shares outstanding), an increase of approximately 6% compared to $.89 (on 67.5 million shares outstanding) in 2007. Fully diluted pro forma earnings per share for 2008 exclude a non-cash, non-operational benefit of $.22 per share related to the reversal of an energy derivative valuation account established in 2001 in connection with the Company’s termination of a long–term energy supply contract. Pro forma earnings also exclude for 2008 and 2007 charges related to the Company’s gross margin initiatives in the amount of $0.12 and $0.08 per share, respectively. Including these benefits and charges, reported earnings per share for 2008 were $1.04 compared to $.81 in 2007.

“We are very pleased that we were able to deliver a 6% increase in pro forma earnings per share in a very difficult economic environment,” commented George Fellows, President and CEO. “The many initiatives we implemented over the last three years allowed us to react quickly to the rapid decline in economic conditions and grow our earnings per share despite the challenges presented.”

Business Outlook

“Looking forward,” continued Mr. Fellows, “we expect more challenges as a result of continued unfavorable global economic conditions. In addition, given the recent overall strengthening of the US dollar, we anticipate that foreign currency exchange rates will have a significant adverse impact upon the translation of our international results in 2009 and therefore on our consolidated results. Because it is too difficult to predict what consumer spending or foreign currency rates will be in this environment, we are not providing specific financial guidance for 2009 at this time.”

“Despite these macroeconomic challenges, our fundamental business operations remain strong and are executing well,” added Mr. Fellows. “Callaway Golf is in an enviable position compared to many other companies given the strength of our brands, our improved supply chain, and our strong balance sheet. In addition, our strong 2009 product line-up will give us an advantage when the retail market begins to improve. We will continue to carefully manage our costs and inventories, but also intend to continue to invest in initiatives that will drive longer term growth so that we are fully prepared to take advantage of opportunities when the global economy begins to recover.”

The Company will be holding a conference call at 2:00 p.m. PST today. The call will be broadcast live over the Internet and can be accessed at www.callawaygolf.com. To listen to the call, please go to the website at least 15 minutes before the call to register and for instructions on how to access the broadcast. A replay of the conference call will be available approximately three hours after the call ends, and will remain available through 9:00 p.m. PST on Tuesday, February 3, 2009. The replay may be accessed through the Internet at www.callawaygolf.com or by telephone by calling 800-642-1687 toll free for calls originating within the United States or 706-645-9291 for International calls. The replay passcode is 75079534.

Disclaimer: Statements made in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to the strength of the 2009 product line-up, the Company’s ability to manage in 2009 the Company’s costs and inventories, the effect of foreign currency upon the Company’s future results, and the ability of the Company’s investments in initiatives to drive future growth, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These estimates and statements are based upon current information and expectations, including current and estimated future foreign currency exchange rates. Accurately estimating the Company’s reported future financial performance is based upon various unknowns, including future changes in foreign currency rates and consumer acceptance and demand for the Company’s products as well as future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions. Actual results may differ materially from those estimated or anticipated as a result of these unknowns or other risks and uncertainties, including delays, difficulties or increased costs in the supply of components needed to manufacture the Company’s products, in manufacturing the Company’s products, or in connection with the implementation of the Company’s planned gross margin initiatives or the implementation of future initiatives; adverse weather conditions and seasonality; any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand or supply of the Company’s products; a decrease in participation levels in golf; and the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company's products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company’s business, see Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as well as other risks and uncertainties detailed from time to time in the Company’s reports on Forms 10-K, 10-Q and 8-K subsequently filed from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Regulation G: The financial results reported in this press release have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). In addition to the GAAP results, the Company has also provided additional information concerning its results, which includes certain financial measures not prepared in accordance with GAAP. The non-GAAP financial measures included in this press release exclude the benefit from the reversal of an energy derivative valuation account and charges associated with the Company’s gross margin initiatives. These non-GAAP financial measures should not be considered a substitute for any measure derived in accordance with GAAP. These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management believes that the presentation of such non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provides additional useful information concerning the Company’s operations without these charges. The Company has provided reconciling information in the text of this press release and in the supplemental information attached to this release.

About Callaway Golf

Through an unwavering commitment to innovation, Callaway Golf Company (NYSE:ELY) creates products and services designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf accessories, under the Callaway Golf®, Odyssey®, Top-Flite®, and Ben Hogan® brands in more than 110 countries worldwide. For more information please visit www.callawaygolf.com or www.shop.callawaygolf.com.

Callaway Golf Company
Consolidated Condensed Balance Sheets
(In thousands)
(Unaudited)

	December 31,	December 31,
	2008	2007

ASSETS
Current assets:
Cash and cash equivalents	$38,337	$49,875
Accounts receivable, net	120,067	112,064
Inventories	257,191	253,001
Deferred taxes	27,046	42,219
Income taxes receivable	15,549	9,232
Other current assets	31,813	30,190
Total current assets	490,003	496,581

Property, plant and equipment, net	142,145	128,036
Intangible assets, net	176,689	173,045
Deferred taxes	30,641	18,885
Other assets	40,202	40,416
	$879,680	$856,963

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$126,167	$130,410
Accrued employee compensation and benefits	25,630	44,245
Accrued warranty expense	11,614	12,386
Credit facilities	90,000	36,507
Total current liabilities	253,411	223,548

Long-term liabilities	45,901	63,207

Minority interest	2,213	1,978

Shareholders' equity	578,155	568,230
	$879,680	$856,963

Callaway Golf Company
Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Quarter Ended
	December 31,
	2008		2007

Net sales	$171,272	100%	$174,418	100%
Cost of sales	111,184	65%	111,047	64%
Gross profit	60,088	35%	63,371	36%
Operating expenses:
Selling	61,450	36%	59,951	34%
General and administrative	19,993	12%	23,921	14%
Research and development	7,258	4%	8,169	5%
Total operating expenses	88,701	52%	92,041	53%
Loss from operations	(28,613)	-17%	(28,670)	-16%
Other income, net	771		98
Change in energy derivative valuation account	19,922		-
Loss before income taxes	(7,920)	-5%	(28,572)	-16%
Income tax benefit	(4,766)		(12,415)
Net loss	$(3,154)	-2%	$(16,157)	-9%

Loss per common share:
Basic	($0.05)		($0.25)
Diluted	($0.05)		($0.25)
Weighted-average shares outstanding:
Basic	62,662		63,765
Diluted	62,662		63,765

	Year Ended
	December 31,
	2008		2007

Net sales	$1,117,204	100%	$1,124,591	100%
Cost of sales	630,371	56%	631,368	56%
Gross profit	486,833	44%	493,223	44%
Operating expenses:
Selling	287,802	26%	281,960	25%
General and administrative	85,473	8%	89,060	8%
Research and development	29,370	3%	32,020	3%
Total operating expenses	402,645	36%	403,040	36%
Income from operations	84,188	8%	90,183	8%
Other expense, net	(2,803)		(1,908)
Change in energy derivative valuation account	19,922		-
Income before income taxes	101,307	9%	88,275	8%
Income tax provision	35,131		33,688
Net income	$66,176	6%	$54,587	5%

Earnings per common share:
Basic	$1.05		$0.82
Diluted	$1.04		$0.81
Weighted-average shares outstanding:
Basic	63,055		66,371
Diluted	63,798		67,484

Callaway Golf Company
Consolidated Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended
	December 31,
	2008	2007
Cash flows from operating activities:
Net income	$66,176	$54,587
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	37,963	35,326
Non-cash compensation	6,375	10,851
Deferred taxes	14,659	9,047
Gain on disposal of assets	510	(4,731)
Non-cash change in energy derivative valuation account	(19,922)	-
Changes in assets and liabilities	(64,137)	46,902
Net cash provided by operating activities	41,624	151,982

Cash flows from investing activities:
Capital expenditures	(51,005)	(32,930)
Acquisitions, net of cash acquired	(9,797)	-
Proceeds from sale of capital assets	45	11,460
Investment in golf related ventures	-	(3,698)
Net cash used in investing activities	(60,757)	(25,168)

Cash flows from financing activities:
Issuance of Common Stock	4,708	48,035
Acquisition of Treasury Stock	(23,650)	(114,795)
Dividends paid, net	(17,794)	(18,755)
Proceeds from (payments on) line of credit	53,493	(43,493)
Tax benefit from exercise of stock options	(610)	6,031
Other financing activities	235	(9)
Net cash provided by (used in) financing activities	16,382	(122,986)

Effect of exchange rate changes on cash and cash equivalents	(8,787)	(315)
Net (decrease) increase in cash and cash equivalents	(11,538)	3,513
Cash and cash equivalents at beginning of period	49,875	46,362
Cash and cash equivalents at end of period	$38,337	$49,875

Supplemental disclosures
Cash Paid for interest and fees	$(1,346)	$(5,633)
Cash paid for income taxes	$(27,483)	$(38,292)

Callaway Golf Company
Consolidated Net Sales and Operating Segment Information
(In thousands)
(Unaudited)

	Net Sales by Product Category
	Quarter Ended					Year Ended
	December 31,		Growth/(Decline)			December 31,		Growth/(Decline)
	2008	2007	Dollars	Percent		2008	2007	Dollars	Percent
Net sales:					Net sales:
Woods	$31,243	$32,291	$(1,048)	-3%	Woods	$268,286	$305,880	$(37,594)	-12%
Irons	48,245	45,811	2,434	5%	Irons	308,556	309,594	(1,038)	0%
Putters	12,883	20,542	(7,659)	-37%	Putters	101,676	109,068	(7,392)	-7%
Golf balls	41,994	37,724	4,270	11%	Golf balls	223,075	213,064	10,011	5%
Accessories and other	36,907	38,050	(1,143)	-3%	Accessories and other	215,611	186,985	28,626	15%
	$171,272	$174,418	$(3,146)	-2%		$1,117,204	$1,124,591	$(7,387)	-1%

	Net Sales by Region
	Quarter Ended					Year Ended
	December 31,		Growth/(Decline)			December 31,		Growth/(Decline)
	2008	2007	Dollars	Percent		2008	2007	Dollars	Percent
Net sales:					Net sales:
United States	$88,976	$85,053	$3,923	5%	United States	$554,029	$597,569	$(43,540)	-7%
Europe	19,804	26,046	(6,242)	-24%	Europe	191,089	193,336	(2,247)	-1%
Japan	33,753	23,207	10,546	45%	Japan	166,476	120,148	46,328	39%
Rest of Asia	12,983	17,127	(4,144)	-24%	Rest of Asia	80,011	86,133	(6,122)	-7%
Other foreign countries	15,756	22,985	(7,229)	-31%	Other foreign countries	125,599	127,405	(1,806)	-1%
	$171,272	$174,418	$(3,146)	-2%		$1,117,204	$1,124,591	$(7,387)	-1%

	Operating Segment Information
	Quarter Ended					Year Ended
	December 31,		Growth/(Decline)			December 31,		Growth/(Decline)
	2008	2007	Dollars	Percent		2008	2007	Dollars	Percent
Net sales:					Net sales:
Golf clubs	$129,278	$136,694	$(7,416)	-5%	Golf clubs	$894,129	$911,527	$(17,398)	-2%
Golf balls	41,994	37,724	4,270	11%	Golf balls	223,075	213,064	10,011	5%
	$171,272	$174,418	$(3,146)	-2%		$1,117,204	$1,124,591	$(7,387)	-1%

Income (loss) before provision for income taxes:
Golf clubs	$(12,174)	$(4,096)	$(8,078)	197%	Golf clubs	$134,018	$151,759	$(17,741)	-12%
Golf balls	(3,145)	(7,699)	4,554	59%	Golf balls	6,903	902	6,001	665%
Reconciling items (1)	7,399	(16,777)	24,176	144%	Reconciling items (1)	(39,614)	(64,386)	24,772	38%
	$(7,920)	$(28,572)	$20,652	-72%		$101,307	$88,275	$13,032	15%

(1) Represents corporate general and administrative expenses and other income (expense) not utilized by management in determining segment profitability.

Callaway Golf Company
Supplemental Financial Information
(In thousands, except per share data)
(Unaudited)

	Quarter Ended December 31,					Quarter Ended December 31,
	2008					2007

	Pro Forma Callaway Golf	Gross Margin Improvement Initiatives	Energy Derivative Valuation Account	Total as Reported		Pro Forma Callaway Golf	Gross Margin Improvement Initiatives	Total as Reported
Net sales	$171,272	$-	$-	$171,272		$174,418	$-	$174,418
Gross profit	63,201	(3,113)	-	60,088		64,797	(1,426)	63,371
% of sales	37%	n/a	-	35%		37%	n/a	36%
Operating expenses	88,619	82	-	88,701		92,041	-	92,041
Loss from operations	(25,418)	(3,195)	-	(28,613)		(27,244)	(1,426)	(28,670)
Other income, net	771	-	19,922	20,693		98	-	98
Income (loss) before income taxes	(24,647)	(3,195)	19,922	(7,920)		(27,146)	(1,426)	(28,572)
Income tax provision (benefit)	(9,400)	(1,230)	5,864	(4,766)		(11,900)	(515)	(12,415)
Net income (loss)	$(15,247)	$(1,965)	$14,058	$(3,154)		$(15,246)	$(911)	$(16,157)

Diluted earnings (loss) per share:	$(0.24)	$(0.03)	$0.22	$(0.05)		$(0.24)	$(0.01)	$(0.25)
Weighted-average shares outstanding:	62,662	62,662	62,662	62,662		63,765	63,765	63,765

	Year Ended December 31,					Year Ended December 31,
	2008					2007

	Pro Forma Callaway Golf	Gross Margin Improvement Initiatives	Energy Derivative Valuation Account	Total as Reported		Pro Forma Callaway Golf	Gross Margin Improvement Initiatives	Total as Reported
Net sales	$1,117,204	$-	$-	$1,117,204		$1,124,591	$-	$1,124,591
Gross profit	499,367	(12,534)	-	486,833		502,124	(8,901)	493,223
% of sales	45%	n/a	-	44%		45%	n/a	44%
Operating expenses	402,469	176	-	402,645		403,040	-	403,040
Income (loss) from operations	96,898	(12,710)	-	84,188		99,084	(8,901)	90,183
Other expense, net	(2,803)	-	19,922	17,119		(1,908)	-	(1,908)
Income (loss) before income taxes	94,095	(12,710)	19,922	101,307		97,176	(8,901)	88,275
Income tax provision (benefit)	34,160	(4,893)	5,864	35,131		37,115	(3,427)	33,688
Net income (loss)	$59,935	$(7,817)	$14,058	$66,176		$60,061	$(5,474)	$54,587

Diluted earnings (loss) per share:	$0.94	$(0.12)	$0.22	$1.04		$0.89	$(0.08)	$0.81
Weighted-average shares outstanding:	63,798	63,798	63,798	63,798		67,484	67,484	67,484

Adjusted EBITDA:

	2008 Trailing Twelve Months Adjusted EBITDA						2007 Trailing Twelve Months Adjusted EBITDA
	Quarter Ended						Quarter Ended
	March 31,	June 30,	September 30,	December 31,			March 31,	June 30,	September 30,	December 31,
	2008	2008	2008	2008	Total		2007	2007	2007	2007	Total
Net income (loss)	$39,666	$37,107	$(7,443)	$(3,154)	$66,176		$32,836	$36,639	$1,269	$(16,157)	$54,587
Interest expense (income), net	591	994	497	272	2,354		1,677	1,672	29	(216)	3,162
Income tax provision (benefit)	25,990	20,583	(6,676)	(4,766)	35,131		21,682	23,591	830	(12,415)	33,688
Depreciation and amortization expense	8,794	10,490	9,463	9,216	37,963		9,009	8,591	9,864	7,862	35,326
Change in energy derivative valuation acct.	-	-	-	(19,922)	(19,922)		-	-	-	-	-
Adjusted EBITDA	$75,041	$69,174	$(4,159)	$(18,354)	$121,702		$65,204	$70,493	$11,992	$(20,926)	$126,763

CONTACT:
Callaway Golf Company
Brad Holiday
Eric Struik
Michele Szynal
760-931-1771